EMPLOYMENT AGREEMENT

This Employment Agreement (the "**Agreement**") is made and entered into effective as of February 16, 2012 (the "**Effective Date**"), by and between Lily Group Inc., an Indiana corporation ("**Employer**"), and Paul R. Risinger ("**Employee**").

WITNESSETH:

WHEREAS, Employer desires to employ Employee as provided herein, and Employee desires to accept such employment; and

WHEREAS, Employee shall, as an employee of Employer, have access to confidential information with respect to Employer and its affiliates;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Employment. Employer hereby employs Employee, and Employee hereby accepts employment with Employer, upon the terms and conditions hereinafter set forth.

2. Duties. Subject to the power of the Board of Directors of Employer (the "**Board**") to elect and remove officers, Employee shall serve as President ("**President**") of Employer, and shall perform, faithfully and diligently, the services and functions relating to such office or otherwise reasonably incident to such office as may be designated from time to time by the Board. Employee shall report directly to the Board. Employee shall devote his full time, attention, energies and business efforts to his duties hereunder and to the promotion of the business and interests of Employer and its affiliates.

3. Term. Unless earlier terminated pursuant to Section 6 below, the term of this Agreement shall commence as of the Effective Date, and shall continue for two (2) years thereafter (the "**Term**").

4. Compensation. As compensation for services rendered under this Agreement, during the Term Employee shall be entitled to receive the compensation as provided in Exhibit A attached hereto. In addition, Employer shall reimburse Employee for all reasonable and necessary out-of-pocket travel and other expenses incurred by Employee in rendering services required under this Agreement, on a monthly basis upon submission of a detailed monthly statement and reasonable documentation.

5. Confidentiality.

(a) Acknowledgment of Proprietary Interest. Employee recognizes the proprietary interest of Employer and its affiliates in any Trade Secrets (as hereinafter defined) of Employer and its affiliates. Employee acknowledges and agrees that any and all Trade Secrets currently known by Employee or learned by Employee during the course of his engagement by Employer or otherwise, whether developed by Employee alone or in conjunction with others or

otherwise, shall be and is the property of Employer and its affiliates. Employee further acknowledges and understands that his disclosure of any Trade Secrets will result in irreparable injury and damage to Employer and its affiliates. As used herein, "**Trade Secrets**" means all confidential and proprietary information of Employer and its affiliates, now owned or hereafter acquired, including, without limitation, information derived from reports, investigations, experiments, research, work in progress, drawings, designs, plans, proposals, codes, marketing and sales programs, client lists, client mailing lists, financial projections, cost summaries, pricing formula, and all other concepts, ideas, materials, or information prepared or performed for or by Employer or its affiliates and information related to the business, products or sales of Employer or its affiliates, or any of their respective customers, other than information which is otherwise publicly available.

(b) Covenant Not-to-Divulge Trade Secrets. Employee acknowledges and agrees that Employer and its affiliates are entitled to prevent the disclosure of Trade Secrets. As a portion of the consideration for the employment of Employee and for the compensation being paid to Employee by Employer, Employee agrees at all times during the Term and thereafter to hold in strict confidence and not to disclose or allow to be disclosed to any person, firm or corporation, other than to persons engaged by Employer and its affiliates to further the business of Employer and its affiliates, and not to use except in the pursuit of the business of Employer and its affiliates, the Trade Secrets, without the prior written consent of Employer, including Trade Secrets developed by Employee.

(c) Return of Materials at Termination. In the event of any termination or cessation of his employment with Employer for any reason whatsoever, Employee will promptly deliver to Employer all documents, data and other information pertaining to Trade Secrets. Employee shall not retain any documents or other information, or any reproduction or excerpt thereof, containing or pertaining to any Trade Secrets.

(d) Competition During Employment. Employee agrees that during the Term, neither he, nor any of his affiliates, will directly or indirectly: (i) compete with Employer or its affiliates in the business of coal mining within a 100 mile radius of the Landree Mine (the "**Business**"); or (ii) act as an officer, director, employee, consultant, shareholder, equityholder, advisor or agent of any person or entity which is in competition with Employer; provided, however, that this Section 5(d) shall not prohibit Employee or any of his affiliates from purchasing or holding an aggregate equity interest of up to 1% in any publicly-traded company which is in competition with Employer. Furthermore, Employee agrees that during the Term, he will undertake no planning for the organization of any business activity competitive with the Business, and Employee will not combine or conspire with any other employees of Employer and its affiliates for the purpose of the organization of any such competitive business activity.

(e) Competition Following Employment. Employee agrees that for a period of one (1) year after the termination of his employment by Employer for Just Cause, neither he, nor any of his affiliates, will directly or indirectly: (i) compete with Employer or its affiliates in the Business; (ii) act as an officer, director, employee, consultant, equityholder, lender, advisor or agent of any person or entity which is in competition with Employer; or (iii) undertake or plan for the organization of any business activity in competition with Employer, and Employee will not combine or conspire with any other employees of Employer or its affiliates for the purpose of

the organization of any such competitive business activity; provided, however, that this Section 5(e) shall not prohibit Employee or any of his affiliates from purchasing or holding an aggregate equity interest of up to 1% in any publicly-traded company which is in competition with Employer

6. Termination. This Agreement and the employment relationship created hereby shall terminate upon the occurrence of any of the following events (each, a "**Termination Event**"):

(a) The expiration of the Term;

(b) The death of Employee;

(c) The Excessive Absence (as hereinafter defined) of Employee;

(d) Written notice to Employee from Employer of termination for Just Cause (as hereinafter defined);

(e) Written notice to Employee from Employer of termination for any reason other than subparts (a), (b), (c) or (d) above;

(f) Written notice to Employer from Employee of termination for any reason other than Constructive Termination (as hereinafter defined); or

(g) Written notice to Employer from Employee of termination for Constructive Termination.

In the event of the termination of Employee's employment pursuant to (a), (b), (c), (d) or (f) above, then Employee shall be entitled to only the compensation earned by Employee as of, and payable for the period prior to, the date of such Termination Event. In the event of the termination of Employee's employment pursuant to (e) or (g) above, then Employee shall continue to receive the salary provided for in Exhibit A for the remainder of the Term, as if no termination had occurred. Notwithstanding anything to the contrary in this Agreement, the provisions of Section 5 above shall survive any termination of Employee's employment under this Agreement. In addition, in the event of the termination of Employee's employment with Employer, vacation and sick time will be pro-rated as of the date of such termination.

For purposes of this Section 6 the following terms have the following meanings:

"**Constructive Termination**" shall mean: (a) a material reduction in Employee's duties and responsibilities without Employee's consent; (b) if Employee is terminated as the President of Employer; (c) any breach by Employer of any of the material terms of, or the failure to perform any material covenant contained in this Agreement and following written notice thereof from Employee to Employer, Employer does not cure such breach or failure within fifteen (15) days thereafter; provided, however, that Employer will not be entitled to cure any such breach or failure more than one time in any consecutive three month period; or (d) a reduction in Employee's salary without Employee's prior written consent.

"Excessive Absence" of Employee shall mean his inability, for whatever reason, to perform his duties under this Agreement for a continuous period of 90 days or for 120 days out of a continuous period of 240 days.

"Just Cause" shall mean (a) conviction of a felony or commission of any act of fraud, moral turpitude or dishonesty, (b) an intentional, material violation of a statutory or fiduciary duty not corrected within ten days after written notice from Employer, (c) any material breach by Employee of any of the terms or conditions of, or the failure to perform any material covenant contained in, this Agreement and Employee does not cure such breach or failure within ten days following notice from Employer; provided, however, that Employee will not be entitled to cure any breach or failure under this subclause (c) more than one time in any consecutive three (3) month period, or (d) the violation by Employee of reasonable instructions or policies established by Employer with respect to the operation of its business and affairs or Employee's failure to carry out the reasonable instructions of the Board, and following notice thereof from Employer to Employee, Employee does not cure any such violation or failure within ten days following notice from Employer; provided, however, that Employee will not be entitled to cure any breach or failure under this subclause (d) more than one time in any consecutive three (3) month period.

7. Remedies. Employee recognizes and acknowledges that in the event of any default in, or breach of any of, the terms, conditions or provisions of this Agreement (either actual or threatened) by Employee, Employer's and its affiliates remedies at law shall be inadequate. Accordingly, Employee agrees that in such event, Employer and its affiliates shall have the right of specific performance and/or injunctive relief in addition to any and all other remedies and rights at law, in equity or provided herein, and such rights and remedies shall be cumulative.

8. Acknowledgments. Employee acknowledges and recognizes that the enforcement of any of the provisions set forth in Section 5 above by Employer and its affiliates will not interfere with Employee's ability to pursue a proper livelihood. Employee recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation and continuity of the business and good will of Employer and its affiliates.

9. Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other shall be deemed to have been duly given if given in writing and personally delivered or sent by e-mail or facsimile transmission, courier service, overnight delivery service or by mail, registered or certified, postage prepaid with return receipt requested, as follows:

If to Employer: Lily Group Inc.
103 North Court Street
Sullivan, Indiana 47882
Attention: Doug Martin

If to Employee: Paul R. Risinger
2017 South County Rd 50 West,
Sullivan, Indiana 47882,

Notices delivered personally or by e-mail or facsimile transmission, courier service or overnight delivery shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after the date of mailing.

10. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written between the parties hereto with respect to the subject matter hereof. No modification or amendment of any of the terms, conditions or provisions herein may be made otherwise than by written agreement signed by the parties hereto.

11. Governing Law and Venue. THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE INTERPRETED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF INDIANA, WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES.

12. Parties Bound. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of Employer and Employee, and their respective heirs, personal representatives, successors and assigns. Employer shall have the right to assign this Agreement to any affiliate or to its successors or assigns. The terms "successors" and "assigns" shall include any person, corporation, partnership or other entity that buys all or substantially all of Employer's assets or all of its stock, or with which Employer merges or consolidates. The rights, duties or benefits to Employee hereunder are personal to Employee, and no such right or benefit may be assigned by Employee. The parties hereto acknowledge and agree that Employer's affiliates are third-party beneficiaries of the covenants and agreements of Employee set forth in Section 5 above.

13. Estate. If Employee dies prior to the payment of all sums owed, or to be owed, to Employee pursuant to Section 4 above, then such sums, as they become due, shall be paid to Employee's estate.

14. Enforceability. If, for any reason, any provision contained in this Agreement should be held invalid in part by a court of competent jurisdiction, then it is the intent of each of the parties hereto that the balance of this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, should a court of competent jurisdiction determine that the scope of any covenant is too broad to be enforced as written, it is the intent of each of the parties that the court should reform such covenant to such narrower scope as it determines enforceable.

15. Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

16. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

17. Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

18. Affiliate. An "**affiliate**" of any party hereto shall mean any person controlling, controlled by or under common control with such party.

19. Compliance with Section 409A. It is the intention of Employer and Employee that the benefits and rights to which Employee could be entitled pursuant to this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other guidance promulgated or issued thereunder in order to avoid a plan failure within the meaning of Section 409A(1)(a), to the extent that the requirements of Section 409A are applicable to this Agreement, and the provisions of this Agreement shall be construed and applied in a manner consistent with that intention.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, but only one of which need be produced.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LILY GROUP INC.

By: CEO
Doug Martin, Chief Executive Officer

Paul R. Risinger

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LILY GROUP INC.

By: ______________________________
Doug Martin, Chief Executive Officer

____
Paul R. Risinger

EXHIBIT A

1. Salary: Salary will be at the rate of $4,000 per week (pro-rated for partial weeks).

2. Benefits: Employee shall be entitled to receive such group benefits as Employer may provide to its other employees at comparable salaries and responsibilities to those of Employee (pro rated for partial years).